Exhibit 23.1 Consent of Independent Auditors for WSGI Financials

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the prospectus constituting a part of this Registration Statement on Form S-1 and to the incorporation of our reports dated March 28, 2012 and March 30, 2011 on our audits of the financial statements of World Surveillance Group Inc. for the years ended December 31, 2011 and December 31, 2010, and December 31, 2010 and 2009, respectively, included in this Registration Statement on Form S-1.

/s/ Rosen Seymour Shapps Martin & Company LLP

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 11, 2012